UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report: January 27, 2006

(Date of earliest event reported)

TEMPLE-INLAND INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, Austin, Texas 78746

(Address of Principal Executive Offices, including Zip code)

(512) 434-5800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 28, 2005, we entered into a Credit Agreement with Bank of America, N.A., as administrative agent and L/C Issuer; Citibank, N.A. and The Toronto Dominion Bank, as co-syndication agents; BNP Paribas and The Bank Of Nova Scotia, as co-documentation agents; Banc of America Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint book managers; and the lenders party thereto. A Current Report on Form 8-K describing this agreement was filed with the Commission on August 1, 2005, and included a copy of the agreement as an exhibit.

The credit facility provides for a $600,000,000 unsecured revolving line of credit, which may be used to borrow revolving loans or to issue letters of credit on our behalf in an aggregate amount not to exceed $50,000,000. The agreement also provides us with the ability to request a $150,000,000 increase to the facility. On January 27, 2006, the lenders agreed to our request to increase the facility and have increased their commitments under the agreement to $750,000,000 of unsecured revolving credit. As of the date of this report, there are no borrowings outstanding under this agreement.

The credit facility matures on July 28, 2010, with the option for two extensions of one year each and is used by us as a source of liquidity.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.

Date: January 31, 2006	By: /s/ Doyle R. Simons

Name: Doyle R. Simons

Title:	Executive Vice President

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